EX 10.3

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made and entered into as of March 18, 2021, by and between X4 Pharmaceuticals, Inc., a Delaware corporation (“X4”), and Abingworth Bioventures 8 LP (the “Stockholder”), with reference to the following facts:

A.     X4 and the Stockholder are both parties to that certain Securities Purchase Agreement dated March 18, 2021 (the “SPA”) among X4 and the Purchasers named therein, including the Stockholder.

B.    Pursuant to the SPA, the Stockholder is purchasing 229,885 shares of common stock, par value $0.001 per share, of X4 (the “Shares”), which will be issued by X4 to the Stockholder in connection with the closing of the transactions contemplated by the SPA.

C.    The Stockholder desires the opportunity to be able to sell the Shares to X4, in accordance with the terms of this Agreement.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

1.    Put Option.  If a contemplated co-development agreement between the Stockholder and X4 related to mavorixafor (the “Co-Development Agreement”) is not executed by May 15, 2021 for any reason, the Stockholder shall have the right and option (the “Put Option”) prior to June 15, 2021 (such period between May 15, 2021 and June 15, 2021, the “Put Period”) to sell all, but not less than all, of the Shares then owned by the Stockholder to X4 for a purchase price of $8.70 per share (the “Per Share Put Price”).  The Stockholder may exercise the Put Option at any time during the Put Period by giving written notice of such exercise to X4, specifying the number of Shares with respect to which the Put Option is being exercised (the “Put Shares”).  In the event the Stockholder exercises the Put Option, X4 shall be obligated to purchase the Put Shares from the Stockholder for the Per Share Put Price.  The closing of the purchase and sale of the Put Shares shall be held at X4’s principal office within seven (7) days following the date of the written notice exercising the Put Option.  At closing, X4 shall deliver to the Stockholder the amount of the purchase price for the Put Shares in immediately available funds, and the Stockholder shall deliver to X4 the stock certificate(s) representing the Put Shares, properly endorsed for transfer to X4, or such other transfer documentation required by X4’s transfer agent to reflect the transfer of such shares to X4.

2.    Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Company as follows:

(a)    The Stockholder has all power and authority to enter into this Agreement and perform its obligations hereunder.

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(b)    This Agreement has been duly executed and delivered by the Stockholder and will constitute a valid and legally binding agreements of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)    The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transaction contemplated hereby do not and will not (i) require the consent, approval, authorization or order of or filing with or notice to any governmental agency or third party, or (ii) violate, conflict with or constitute a breach or default under (A) the terms or provisions of any contract, lease or other agreement, or (B) any statute, rule, regulation, judgment, decree or order applicable to the Stockholder.

4.    Representations and Warranties of X4.  X4 hereby represents and warrants to the Stockholder as follows:

(a)    X4 has all power and authority to enter into this Agreement and perform its obligations hereunder.

(b)    This Agreement has been duly executed and delivered by X4 and will constitute a valid and legally binding agreement of X4, enforceable against X4 in accordance with its terms.

(c)    The execution, delivery and performance by X4 of this Agreement and the consummation of the transaction contemplated hereby do not and will not (i) require the consent, approval, authorization or order of or filing with or notice to any governmental agency or third party, or (ii) violate, conflict with or constitute a breach or default under (A) the terms or provisions of any contract, lease or other agreement, or (B) any statute, rule, regulation, judgment, decree or order applicable to X4; provided that X4 must have sufficient surplus as required by the Delaware General Corporation Law in order to repurchase the Shares.

5.    Term.  This Agreement shall be effective as of the date hereof and continue in full force and effect until the earliest to occur of (a) the mutual agreement of the parties, (b) the expiration of the Put Period, if the Put Option is not exercised by such time, (c) the exercise and closing of the Put Option, which shall in any event be no later than June 22, 2021, or (d) the execution of the Co-Development Agreement.

5.    Miscellaneous.
(a)    Notices.   Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be
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notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to X4:
X4 Pharmaceuticals, Inc.
61 North Beacon Street, 4th Floor
Boston, MA 02134
Telephone:         857-529-8300
Attention:           Derek Meisner
Email: derek.meisner@x4pharma.com
With a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Telephone: (212) 479-5000
Facsimile: (212) 479-6275
Attention: Daniel I. Goldberg
Email: dgoldberg@cooley.com
If to the Stockholder:
Abingworth Bioventures 8 LP
c/o Abingworth LLP
38 Jermyn Street
London SW1Y 6DN
United Kingdom
Attn:  General Counsel
Email:  legal@abingworth.com

(b)    Amendment.  No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

(c)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

(d)    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR
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PROCEEDING MAY BE SERVED ON EACH PARTY HERETO ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT.

(f)    Further Assurances.  Each party agrees to execute and deliver additional documents and take other actions that another party may reasonably request for purposes of carrying out the transactions contemplated by this Agreement.

(g)     Benefit and Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their executors, administrators, personal representatives, heirs, successors and assigns.  Specifically, any holder of any of the Shares shall be subject to the terms of this Agreement.  Except as set forth in this Section 6(f), this Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party hereto.

(h)    Severability.  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.  The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

X4 Pharmaceuticals, Inc.

By: /s/ Adam S. Mostafa
Name: Adam S. Mostafa
Title: Chief Financial Officer

STOCKHOLDER:

Abingworth Bioventures 8 LP
Acting by its Manager Abingworth LLP

By: /s/ John Heard
Name: John Heard
Title: General Counsel

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